Exhibit 10.17

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17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

SECOND AMENDMENT TO LICENSE AGREEMENT

This SECOND AMENDMENT TO LICENSE AGREEMENT (“2nd Amendment”) is entered into as of January 31, 2016 (the “2nd Amendment Effective Date”) by and between Santen Pharmaceutical Co., Ltd., a company organized under the laws of Japan (“Santen”) and TRACON Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware (“Tracon”).

RECITALS

A.Santen and Tracon are parties to that certain License Agreement, dated March 3, 2014 and as amended December 31, 2014 (the “Agreement”).

B.Santen Inc. (Santen’s Affiliate in the United States) and Tracon have entered into CONTRACT RESEARCH ORGNIZATION (CRO) MASTER SERVICE AGREEMENT, dated August 15, 2015 (the “CRO MSA”), and Tracon performs services for Santen Inc. under the CRO MSA (the “Service by CRO MSA”).

C.The Parties have agreed to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tracon and Santen hereby agree as follows:

1.	Defined Terms. All capitalized terms not otherwise defined in this 2nd Amendment shall have the same meanings that are described to them in the Agreement.

2.	Deletion of Section 2.6(b). The Parties agree to delete Section 2.6(b) of the Agreement based on the fact that Tracon has already provided such first […***…] free of charge to Santen.

3.	Amendment of Section 2.7. Section 2.7 of the Agreement is hereby amended and restated in its entirety as follows:

“2.7  Consulting Services.    Each Party agrees to provide the Consulting Services (as defined below) to the other Party, as reasonably requested in writing by the other Party, although Tracon may, in certain instances, provide Consulting Services to satisfy regulatory and/or GMP requirements before notification of Santen.  Such Consulting Services may be provided through email correspondence, in-person meetings or video/audio conferences.  In addition, Tracon may use consultants and contractors (including its contract manufacturers) to perform Consulting Services in direct support of Santen and shall notify Santen in advance when consultants and/or contractors are going to be used for such activities, including for example, batch record review, auditing and person in plant,  which will be coordinated by Tracon,  provided however, in no event shall the Consulting Services exceed […***…]  hours during any calendar quarter in principle except as otherwise agreed between Tracon and Santen.

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Confidential Treatment Requested Under

17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

For purposes of this provision, “Consulting Services” shall mean

(i)   provision of information regarding development and regulatory activities with respect to the Products and Tracon Products except for information exchanged through the JDC,

(ii)   provision of any safety information with respect to the Products and Tracon Products at the request of a Party other than the information exchanged under a safety data exchange agreement entered into by the Parties pursuant to Section 3.2(c),

(iii)  provision of regulatory support with respect to the Products and Tracon Products including, without limitation, review of the regulatory documents (IND, BLA etc.), participation in meetings with Regulatory Authorities (including the FDA) and responding to inquiries from any Regulatory Authority, and

(iv)   provision of services related to coordination (including scheduling of activities, shipping activities and negotiation of agreements) with Tracon’s contract manufacturer. For the purpose of provision of this clause (iv), Tracon shall provide Santen access to Tracon employees and consultants, to the extent such consultants are available, and shall use reasonable efforts to enable Santen to have access to employees and consultants of its contractors (including its contract manufacturers), as reasonably necessary to assist in connection with the shipping (including necessary support) of reagent and TRC105 sample supply for non-clinical/CMC purposes upon Santen’s request and prior written consent, provided however that, shall exclude the Service by CRO MSA.

4.	Service under CRO MSA

Tracon agrees to use its best efforts to perform its service under the CRO MSA. Tracon and Santen acknowledge that if Tracon may not provide the service under the CRO MSA in spite of Tracon’s best efforts, such service should be covered by this amended Section 2.7 of the Agreement.

5.	Invoicing and Payment Process.

The Parties agree to adopt the following revised invoicing and payment process:

For all Consulting Services provided by Tracon to Santen and for the reimbursement of all activities in Exhibit D-1, Tracon will invoice Santen within ten (10) days following the end of each calendar month, each invoice to contain reasonably detailed timesheets and backup documentation for all Exhibit D-1 activities.  Santen agrees to pay such invoices within thirty (30) days of receipt.  Santen agrees to reimburse Tracon for Consulting Services provided by Tracon employees at a rate of […***…] per hour, which rate shall be reviewed annually by the Parties.

For Consulting Services provided by Tracon using consultants and contractors (including its contract manufacturers), Santen agrees to reimburse Tracon at the same rate that Tracon has negotiated with the consultant(s) or contractors, but if the amount is over […***…] per hour, Tracon will give advance notice to Santen.

For all activities that are solely attributable to Santen (as detailed in Exhibit D-2), Tracon will invoice Santen upon receipt of the third party invoice and will provide a copy of the third party invoice to Santen,

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Confidential Treatment Requested Under

17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

with payment due no later than 20 days to Tracon to allow Tracon to timely submit payment to the third party vendor within their stated contractual terms.

If Tracon requests that Santen provide Consulting Services, Tracon shall reimburse Santen for such Consulting Services at a rate of U.S. $[…***…] per hour.

6.

Quarterly Update of Exhibit D-1. Tracon and Santen shall revise and update Exhibit D-1 to have the schedule for next 18 months on a quarterly basis.  Any disagreements between the Parties on the inclusion of sharing of those costs in Exhibit D-1 shall be brought to the JDC for resolution.

7.

Newly created Exhibit D-2 and Quarterly Update of Exhibit D-2.  Tracon and Santen shall create and update Exhibit D-2 (those activities that are in direct support of Santen but are coordinated by Tracon and to be reimbursed 100% by Santen) to have the schedule for next 18 months on a quarterly basis. Upon request by Santen, Tracon agrees to request the necessary cost information for the activities (i.e. cost of goods, manufacturing plan of drug substance) from the third party service providers or contract manufacturer.

8.	Amendment of Section 3.4. Section 3.4 of the Agreement is hereby amended and restated in its entirety as follows:

“3.4  Manufacture and Supply.  During the Term, Tracon shall, or shall cause […***…] to supply the Compound to Santen as ordered by Santen from time to time, subject to the terms of this Section 3.4.  Santen agrees to purchase Compounds from […***…] for use in manufacturing Products for the […***…], pursuant to a written supply agreement, which shall be separately discussed and agreed in good faith by the Parties (the “Supply Agreement”), and will include the terms set forth on Exhibit D, which purchase and supply of Compounds may be accomplished through the Consulting Services or through the purchase order process used by the Parties.  Santen may purchase Compounds manufactured by […***…] for use in manufacturing Products for […***…], pursuant to a written supply agreement, which shall be separately discussed and agreed in good faith by Santen with Tracon or […***…].”

9.

Continuing Effect.  All references to the “Agreement” in the Agreement shall hereinafter refer to the Agreement as amended by this 2nd Amendment.  Except as specifically amended by this 2nd Amendment, the Agreement shall remain in full force and effect in accordance with its terms.  Sections or other headings contained in this 2nd Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this 2nd Amendment; and no provision of this 2nd Amendment shall be interpreted for or against any Party because that Party or its legal representative drafted the provision.

10.	Counterparts. This 2nd Amendment may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

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***Confidential Treatment Requested

***Text Omitted and Filed Separately with

the Securities and Exchange Commission.

Confidential Treatment Requested Under

17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

IN WITNESS WHEREOF, the Parties have executed this 2nd Amendment as of the 2nd Amendment Effective Date.

TRACON PHARMACEUTICALS, INC.		SANTEN PHARMACEUTICAL CO., LTD.

By:	/s/ Charles P. Theuer, M.D., Ph.D.	By:	/s/ Naveed Shams

Name:	Charles Theuer, M.D., Ph.D.	Name:	Naveed Shams

Title:	President and CEO	Title:	Chief Scientific Officer,
Head of R&D Division

SIGNATURE PAGE TO SECOND AMENDMENT TO LICENSE AGREEMENT